February 15, 1996





                        ACE LIMITED 1995
                    LONG-TERM INCENTIVE PLAN

                        TABLE OF CONTENTS


SECTION 1. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     GENERAL . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1.  Purpose . . . . . . . . . . . . . . . . . . . . . .  1
     1.2.  Participation . . . . . . . . . . . . . . . . . . .  1
     1.3.  Operation and Administration. . . . . . . . . . . .  1

SECTION 2. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . .  1
     2.1.  Definitions . . . . . . . . . . . . . . . . . . . .  1
     2.2.  Eligibility . . . . . . . . . . . . . . . . . . . .  2
     2.3.  Price . . . . . . . . . . . . . . . . . . . . . . .  2
     2.4.  Exercise. . . . . . . . . . . . . . . . . . . . . .  2
     2.5.  Post-Exercise Limitations . . . . . . . . . . . . .  2
     2.6.  Expiration Date . . . . . . . . . . . . . . . . . .  2
     2.7.  Restoration Option. . . . . . . . . . . . . . . . .  3
     2.8.  Limited Stock Appreciation Rights . . . . . . . . .  3

SECTION 3. . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     STOCK APPRECIATION RIGHTS . . . . . . . . . . . . . . . .  3
     3.1.  Definition. . . . . . . . . . . . . . . . . . . . .  3
     3.2.  Eligibility . . . . . . . . . . . . . . . . . . . .  3
     3.3.  Exercise. . . . . . . . . . . . . . . . . . . . . .  4
     3.4.  Settlement of Award . . . . . . . . . . . . . . . .  4
     3.5.  Post-Exercise Limitations . . . . . . . . . . . . .  4
     3.6.  Expiration Date . . . . . . . . . . . . . . . . . .  4

SECTION 4. . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     RESTRICTED STOCK. . . . . . . . . . . . . . . . . . . . .  5
     4.1.  Definition. . . . . . . . . . . . . . . . . . . . .  5
     4.2.  Eligibility . . . . . . . . . . . . . . . . . . . .  5
     4.3.  Terms and Conditions of Awards. . . . . . . . . . .  5

SECTION 5. . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     STOCK PURCHASE PROGRAM. . . . . . . . . . . . . . . . . .  5
     5.1.  Purchase of Stock . . . . . . . . . . . . . . . . .  5
     5.2.  Matching Shares . . . . . . . . . . . . . . . . . .  6
     5.3.  Restrictions on Shares. . . . . . . . . . . . . . .  6

SECTION 6. . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     OPERATION AND ADMINISTRATION. . . . . . . . . . . . . . .  6
     6.1.  Effective Date. . . . . . . . . . . . . . . . . . .  6
     6.2.  Shares Subject to Plan. . . . . . . . . . . . . . .  6
     6.3.  Adjustments to Shares . . . . . . . . . . . . . . .  7
     6.4.  Limit on Distribution . . . . . . . . . . . . . . .  8
     6.5.  Liability for Cash Payments . . . . . . . . . . . .  9
     6.6.  Withholding . . . . . . . . . . . . . . . . . . . .  9
     6.7.  Distributions to Disabled Persons . . . . . . . . .  9
     6.8.  Transferability . . . . . . . . . . . . . . . . . .  9
     6.9.  Administration. . . . . . . . . . . . . . . . . . .  9
     6.10.  Notices. . . . . . . . . . . . . . . . . . . . . .  9
     6.11.  Form and Time of Elections . . . . . . . . . . . .  9
     6.12.  Agreement With Company . . . . . . . . . . . . . .  9
     6.13.  Limitation of Implied Rights . . . . . . . . . . . 10
     6.14.  Benefits Under Qualified Retirement Plans. . . . . 10
     6.15.  Evidence . . . . . . . . . . . . . . . . . . . . . 10
     6.16.  Action by Employers. . . . . . . . . . . . . . . . 10
     6.17.  Gender and Number. . . . . . . . . . . . . . . . . 10

SECTION 7. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     CHANGE IN CONTROL . . . . . . . . . . . . . . . . . . . . 10

SECTION 8. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     COMMITTEE . . . . . . . . . . . . . . . . . . . . . . . . 11
     8.1.  Selection of Committee. . . . . . . . . . . . . . . 11
     8.2.  Powers of Committee . . . . . . . . . . . . . . . . 11
     8.3.  Delegation by Committee . . . . . . . . . . . . . . 11
     8.4.  Information to be Furnished to Committee. . . . . . 11
     8.5.  Liability and Indemnification of Committee. . . . . 12

SECTION 9. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . 12

SECTION 10 . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . 12
       Award . . . . . . . . . . . . . . . . . . . . . . . . . 12
       Board . . . . . . . . . . . . . . . . . . . . . . . . . 12
       Change in Control . . . . . . . . . . . . . . . . . . . 12
       Code. . . . . . . . . . . . . . . . . . . . . . . . . . 13
       Date of Termination . . . . . . . . . . . . . . . . . . 13
       Disability. . . . . . . . . . . . . . . . . . . . . . . 13
       Dollars . . . . . . . . . . . . . . . . . . . . . . . . 13
       Effective Date. . . . . . . . . . . . . . . . . . . . . 13
       Employer. . . . . . . . . . . . . . . . . . . . . . . . 13
       Fair Market Value . . . . . . . . . . . . . . . . . . . 13
       Option. . . . . . . . . . . . . . . . . . . . . . . . . 13
       Qualified Retirement Plan . . . . . . . . . . . . . . . 14
       Related Companies . . . . . . . . . . . . . . . . . . . 14
       Retirement. . . . . . . . . . . . . . . . . . . . . . . 14
       SEC . . . . . . . . . . . . . . . . . . . . . . . . . . 14
       Stock . . . . . . . . . . . . . . . . . . . . . . . . . 14

                        ACE LIMITED 1995
                    LONG-TERM INCENTIVE PLAN


                            SECTION 1

                             GENERAL

     1.1.  Purpose.  The ACE Limited 1995 Long-Term Incentive
Plan (the "Plan") has been established by ACE Limited (the
"Company") to:

(a)  attract and retain employees of the Company and Related
     Companies;

(b) motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

(c) provide incentive compensation opportunities that are competitive with those of other major corporations; and

(d) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock;

and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

     1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the employees of the Employers those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as otherwise agreed by the Committee and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Related Companies.

     1.3. Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 6.
Capitalized terms in the Plan shall be defined as set forth in
Section 10 or elsewhere in the Plan.

                            SECTION 2

                             OPTIONS

     2.1.  Definitions.  The grant of an Option under this
Section 2 entitles the Participant to purchase shares of Stock at a price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Section 2. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

     2.2. Eligibility. The Committee shall designate the Participants to whom Options are to be granted under this Section 2 and shall determine the number of shares of Stock to be subject to each such Option. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

     2.3. Price. The determination and payment of the purchase price of a share of Stock under each Option granted under this
Section 2 shall be subject to the following:

(a) The purchase price shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that in no event shall such price be less than the greater of (i) 100% of the Fair Market Value of a share of Stock as of the date on which the Option is granted; or (ii) the par value of a share of Stock on such date.

(b) Subject to the following provisions of this subsection 2.3, the full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

(c) The purchase price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

(d) A Participant may elect to pay the purchase price upon the exercise of an Option through a cashless exercise arrangement as may be established by the Committee.

     2.4. Exercise. Except as otherwise expressly provided in the Plan, an Option granted under this Section 2 shall be exercisable in accordance with the following terms of this subsection 2.4:

(a) The terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards, or achievement of Stock ownership objectives by the Participant.

(b) No Option may be exercised by a Participant: (i) prior to the date on which the Participant completes one continuous year of employment with the Company or any Related Company after the date as of which the Option is granted (provided, however, that the Committee may permit earlier exercise following the termination of the Participant's Date of Termination by reason of death or Disability); or (ii) after the Expiration Date applicable to that Option.

(c) The exercise of an Option will result in the surrender of the corresponding rights under a tandem Stock Appreciation
     Right, if any.

     2.5. Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option (including stock acquired pursuant to the exercise of a tandem Stock Appreciation Right) as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, and such other factors as the Committee determines to be appropriate.

     2.6. Expiration Date. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

(a) the ten-year anniversary of the date on which the Option is granted;

(b) if the Participant's Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination; or

(c) if the Participant's Date of Termination occurs by reason of Retirement, the date on which the Expiration Date would expire if the Participant's Date of Termination occurred on the ten-year anniversary of such date on which the Option is granted or, if earlier, the date of the Participant's death; or

(d) if the Participant's Date of Termination occurs for reasons other than Retirement, death or Disability, the three-month anniversary of such Date of Termination.

     2.7. Restoration Option. In the event the Participant exercises an Option and pays all or a portion of the purchase price in Common Stock, in the manner permitted by subsection 2.3, such Participant may, in the Committee's discretion, be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment plus the number of shares surrendered to satisfy the Participant's tax liability. Such new Option shall have an exercise price equal to the Fair Market Value per share on the date such new Option is granted, shall first be exercisable not less than six months from the date of grant of the new Option and shall have an Expiration Date that is the same as the Expiration Date of the original Option so exercised by payment of the purchase price in shares of Stock.

     2.8. Limited Stock Appreciation Rights. The Committee may award Limited Stock Appreciation Rights in tandem with an Option, regardless of whether the Option is in tandem with a Stock Appreciation Right. An award of Limited Stock Appreciation Rights entitles the Participant to receive, in connection with a Change in Control, a cash payment in cancellation of the tandem Options (and any Stock Appreciation Rights in tandem with such Options) which are outstanding on the date the Change in Control occurs (regardless of whether such Options are then presently exercisable). The payment amount shall be equal to the difference between the exercise price per share of any Stock covered by the tandem Option and the "Market Price" of a share of Stock. For purposes of this subsection 2.8, the term "Market Price" shall mean the greater of (a) the highest price per share of Stock paid in connection with the Change in Control and (b) the highest price per share of Stock as reported on the Composite Transaction Reporting System on the New York Stock Exchange (which includes other participating exchanges and over-the-counter markets) during the 30-day period ending on the date of the Change in Control.

                            SECTION 3

                    STOCK APPRECIATION RIGHTS

     3.1. Definition. Subject to the terms of this Section 3, a Stock Appreciation Right granted under the Plan entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 3.4), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) a specified price which shall not be less than 100% of the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, or, if granted in tandem with an Option, the exercise price with respect to shares under the tandem Option.

     3.2. Eligibility. Subject to the provisions of the Plan, the Committee shall designate the Participants to whom Stock Appreciation Rights are to be granted under the Plan, shall determine the exercise price or a method by which the price shall be established with respect to each such Stock Appreciation Right, and shall determine the number of shares of Stock on which each Stock Appreciation Right is based. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option. If a Stock Appreciation Right is granted in connection with an Option, then, in the discretion of the Committee, the Stock Appreciation Right may, but need not be granted in tandem with the Option.

     3.3. Exercise. The exercise of Stock Appreciation Rights shall be subject to the following:

(a) The terms and conditions relating to exercise of a Stock Appreciation Right shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards, or achievement of Stock ownership objectives by the Participant.

(b) If a Stock Appreciation Right is not in tandem with an Option, then the Stock Appreciation Right shall be exercisable in accordance with the terms established by the Committee in connection with such rights; provided, however, that except as otherwise expressly provided in the Plan, no Stock Appreciation Right may be exercised by a Participant
     (i) prior to the date on which he completes one continuous year of employment with the Company or any Related Company after the date as of which the Stock Appreciation Right is granted; or (ii) after the Expiration Date applicable to that Stock Appreciation Right.

(c) If a Stock Appreciation Right is in tandem with an Option, then the Stock Appreciation Right shall be exercisable at the time the tandem Option is exercisable. The exercise of a Stock Appreciation Right will result in the surrender of the corresponding rights under the tandem Option.

     3.4.  Settlement of Award.  Upon the exercise of a Stock
Appreciation Right, the value to be distributed to the Participant, in accordance with subsection 3.1, shall be distributed in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, in the discretion of the Committee.

     3.5. Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of a Stock Appreciation Right as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, ownership of Stock by the Participant, and such other factors as the Committee determines to be appropriate.

     3.6. Expiration Date. If a Stock Appreciation Right is in tandem with an Option, then the "Expiration Date" for the Stock Appreciation Right shall be the Expiration Date for the related Option. If a Stock Appreciation Right is not in tandem with an Option, then the "Expiration Date" for the Stock Appreciation Right shall be the date established as the Expiration Date by the Committee; provided, however, that subject to the following provisions of this subsection 3.6, the Expiration Date with respect to any Stock Appreciation Right shall not be later than the earliest to occur of:

(a)  the ten-year anniversary of the date on which the Stock
     Appreciation Right is granted;

(b) if the Participant's Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination; or

(c) if the Participant's Date of Termination occurs by reason of Retirement, the three-year anniversary of such Date of Termination; or

(d) if the Participant's Date of Termination occurs for reasons other than Retirement, death or Disability, the three-month anniversary of such Date of Termination.

                            SECTION 4

                        RESTRICTED STOCK

     4.1. Definition. Subject to the terms of this Section 4, Restricted Stock Awards under the Plan are grants of Stock to Participants, the vesting of which is subject to such conditions as may be established by the Committee, with some or all of those conditions relating to performance or events occurring after the date of grant.

     4.2. Eligibility. The Committee shall designate the Participants to whom Restricted Stock is to be granted, and the number of shares of Stock that are subject to each such Award. The Award of shares under this Section 4 may, but need not be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

     4.3.  Terms and Conditions of Awards.  Shares of Restricted
Stock granted to Participants under the Plan shall be subject to the following terms and conditions:

(a) Restricted Stock granted to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of not less than one year after the time of the grant of such Stock (the "Restricted Period"). Except for such restrictions, the Participant as owner of such shares shall have all the rights of a shareholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such shares.

(b) Except as otherwise determined by the Committee, a Participant whose Date of Termination occurs prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock Award.

(c) The Committee may, in its discretion, condition the vesting of shares of Restricted Stock on the achievement of performance goals.

(d) Each certificate issued in respect of such Stock shall be registered in the name of the Participant and deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the ACE Limited 1995 Long-Term Incentive Plan and an agreement entered into between the registered owner and ACE Limited. A copy of such plan and agreement is on file in the office of the General Counsel of ACE Limited, The ACE Building, 30 Woodbourne Avenue, Hamilton HM 08, Bermuda."

(e) Subject to the limitations of the Plan and the Award of Restricted Stock, at the end of the Restricted Period for Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).

                            SECTION 5

                     STOCK PURCHASE PROGRAM

     5.1. Purchase of Stock. The Committee may, from time to time, establish one or more programs under which Participants will be permitted to purchase shares of Stock under the Plan on a periodic basis, and shall designate the Participants eligible to participate under such Stock purchase programs. The purchase price for shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee. The purchase price may not be less than the Fair Market Value of the Stock at the time of purchase (or, in the Committee's discretion, the value of the Stock based on the average Fair Market Value for a number of days determined by the Committee); provided, however, that with respect to shares of Stock purchased under a program that do not result in an award of matching shares (as provided in subsection 5.2), the purchase price may not be less than 50% of the Fair Market Value of the Stock at the time of purchase (or, in the Committee's discretion, the value of the Stock based on the average Fair Market Value for a number of days determined by the Committee).

     5.2. Matching Shares. Except as otherwise provided in subsection 5.1, any Stock purchase program established by the Committee under this Section 5 may provide for the award of matching shares of Stock, except that in no event shall the matching rate exceed one share for each one share purchased by the Participant.

     5.3. Restrictions on Shares. The Committee may impose such restrictions with respect to shares purchased under subsection 5.1, or matching shares awarded pursuant to subsection 5.2, as the Committee determines to be appropriate. Such restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Restricted Stock under Section 4.

                            SECTION 6

                  OPERATION AND ADMINISTRATION

     6.1. Effective Date. Subject to the approval of the shareholders of the Company at the Company's 1996 annual meeting of its shareholders, the Plan shall be effective as of the date on which it is adopted by the Board; provided, however, that to the extent that Awards are made under the Plan prior to its approval by shareholders, they shall be contingent on approval of the Plan by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no new Awards shall be made under the Plan after the tenth anniversary of the Effective Date.

     6.2. Shares Subject to Plan. The shares of Stock with respect to which Awards may be made under the Plan shall be currently authorized but unissued shares, or shares purchased in the open market by a direct or indirect wholly owned subsidiary of the Company (as determined by the Chairman or any Executive Vice President of the Company). The Company may contribute to the subsidiary an amount sufficient to accomplish the purchase in the open market of the shares of Stock to be so acquired (as determined by the Chairman or any Executive Vice President of the Company). The number of shares of Stock available for Awards under the Plan during any fiscal year of the Company shall equal:

(a) 5% of the adjusted average of the outstanding Stock, as that number is determined by the Company to calculate fully diluted earnings per share for the preceding fiscal year;

     REDUCED BY

(b) any shares of Stock granted pursuant to Awards under the Plan, and any shares of Stock subject to any outstanding award under the Plan;

provided, however, that no reduction shall be made in the number of shares otherwise available under paragraph 6.2(a) for any shares of Stock subject to an Award under the Plan to the extent that such shares are not issued by reason of a lapse, forfeiture, expiration or termination of the Award for any reason without issuance of shares (whether or not cash or other consideration is paid to a Participant in respect of such shares); and further provided that no more than 2,300,000 shares of Common Stock shall be cumulatively available for issuance under the Plan for the Award of Incentive Stock Options.

     6.3.  Adjustments to Shares.

(a) If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall adjust (i) the number of shares of Stock available under the Plan; (ii) the number of shares available under any limits; (iii) the number of shares of Stock subject to outstanding Awards; and (iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

(b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange the shareholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its shareholders, there shall be substituted for the shares subject to outstanding Awards an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of the Company in respect of such shares, subject to the following:

     (i) If the Committee determines that the substitution described in accordance with the foregoing provisions of this paragraph (b) would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments to the Awards to the extent that the Committee determines such adjustments are consistent with the purposes of the Plan and of the affected Awards.

     (ii) All or any of the Awards may be cancelled by the Committee on or immediately prior to the effective date of the applicable transaction, but only if the Committee gives reasonable advance notice of the cancellation to each affected Participant, and only if either: (A) the Participant is permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or (B) the Participant receives payment or other benefits that the Committee determines to be reasonable compensation for the value of the cancelled Awards.

     (iii) Upon the occurrence of a reorganization of the Company or any other event described in this paragraph (b), any successor to the Company shall be substituted for the Company to the extent that the Company and the successor agree to such substitution.

(c) Upon (or, in the discretion of the Committee, immediately prior to) the sale to (or exchange with) a third party unrelated to the Company of all or substantially all of the assets of the Company, all Awards shall be cancelled. If Awards are cancelled under this paragraph (c), then, with respect to any affected Participant, either:

     (i) the Participant shall be provided with reasonable advance notice of the cancellation, and the Participant shall be permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or

     (ii) the Participant shall receive payment or other benefits that the Committee determines to be reasonable compensation for the value of the cancelled Awards.

     The foregoing provisions of this paragraph (c) shall also apply to the sale of all or substantially all of the assets of the Company to a related party, if the Committee determines such application is appropriate.

(d) In determining what action, if any, is necessary or appropriate under the foregoing provisions of this subsection 6.3, the Committee shall act in a manner that it determines to be consistent with the purposes of the Plan and of the affected Awards and, where applicable or otherwise appropriate, in a manner that it determines to be necessary to preserve the benefits and potential benefits of the affected Awards for the Participants and the Employers.

(e) The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(f) Except as expressly provided by the terms of this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Awards then outstanding hereunder.

(g) Awards under the Plan are subject to adjustment under this subsection 6.3 only during the period in which they are considered to be outstanding under the Plan. For purposes of this subsection 6.3, an Award is considered "outstanding" on any date if the Participant's ability to obtain all benefits with respect to the Award is subject to limits imposed by the Plan (including any limits imposed by the Agreement reflecting the Award). The determination of whether an Award is outstanding shall be made by the Committee.

     6.4. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may, at the direction of the Committee, be effected on a non-certificated basis, to the extent not prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules.

     6.5. Liability for Cash Payments. Subject to the provisions of this Section 6, an Employer shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Employer by the Participant. Any disputes relating to liability of Employers for cash payments shall be resolved by the Committee.

     6.6. Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan.

     6.7. Distributions to Disabled Persons. Notwithstanding any other provision of the Plan, if, in the Committee's opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct that payment be made to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate, and such payment or distribution shall be in lieu of any such payment to such Participant or other person. Thereafter, any benefits under the Plan to which such Participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

     6.8. Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO"). To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection 6.8, the Committee may permit Awards under the Plan to be transferred to or for the benefit of the Participant's family (including, without limitation, to a trust for the benefit of a Participant's family), subject to such limits as the Committee may establish. In no event shall an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under Code section 422.

     6.9. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with Section 8.

     6.10. Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

     6.11. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     6.12. Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee will require a Participant to enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

     6.13.  Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Employers whatsoever, including, without limitation, any specific funds, assets, or other property which the Employers, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Employers. Nothing contained in the Plan shall constitute a guarantee by any of the Employers that the assets of the Employers shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of an Employer or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights.

     6.14. Benefits Under Qualified Retirement Plans. Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant's benefits under any Qualified Retirement Plan.

     6.15. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     6.16. Action by Employers. Any action required or permitted to be taken by any Employer shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules) by a duly authorized officer of the Employer.

     6.17. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

                            SECTION 7

                        CHANGE IN CONTROL

     Subject to the provisions of subsection 6.3 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

(a) All outstanding Options (regardless of whether in tandem with Stock Appreciation Rights) shall become fully exercisable, except to the extent that the right to exercise the Option is subject to any restrictions established in connection with a Limited Stock Appreciation Right that is in tandem with the Option.

(b) All outstanding Stock Appreciation Rights (regardless of whether in tandem with Options) shall become fully exercisable, except that if Stock Appreciation Rights are in tandem with an Option, and the Option is in tandem with a Limited Stock Appreciation Right, the right to exercise the Stock Appreciation Right shall be subject to any restrictions established in connection with the Limited Stock Appreciation Right.

(c)  All shares of Restricted Stock shall become fully vested.

(d)  All vesting restrictions imposed under subsection 5.3
     (relating to restrictions on shares purchased by the Participants, and matching shares awarded to Participants) shall cease to apply, and the Participant shall become fully vested in those shares.

                            SECTION 8

                            COMMITTEE

     8.1. Selection of Committee. The Committee shall be selected by the Board, and shall consist of not less than two members of the Board, or such greater number as may be required for compliance with SEC Rule 16b-3.

     8.2. Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select employees to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, his present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(d) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

     8.3. Delegation by Committee. Except to the extent prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     8.4. Information to be Furnished to Committee. The Employers and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Employers and Related Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

     8.5. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Employers be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Employers. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employers, to the fullest extent permitted by law, against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                            SECTION 9

                    AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 6.3 (relating to certain adjustments to shares), no amendment or termination may adversely affect the rights of any Participant or beneficiary under any Award made under the Plan prior to the date such amendment is adopted by the Board.

                           SECTION 10

                          DEFINED TERMS

     For purposes of the Plan, the terms listed below shall be defined as follows:

(a) Award. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Stock Appreciation
     Rights, Restricted Stock, or Stock acquired through purchase or through matching allocations under Section 5.

(b) Board. The term "Board" shall mean the Board of Directors of the Company.

(c) Change in Control. The term "Change in Control" shall mean the occurrence of any one of the following events:

     (i) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under that act, of 50% or more of the Voting Stock (as defined below) of the Company;

     (ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of this Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

     (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

     (iv) all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

     (v) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates (as defined below) of such other company in exchange for stock of such other company).

     For the purpose of this definition of "Change in Control",
     (I) an "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified and (II) "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

(d)  Code.  The term "Code" means the Internal Revenue Code of
     1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e) Date of Termination. A Participant's "Date of Termination" shall be the date on which his employment with all Employers and Related Companies terminates for any reason; provided that a Date of Termination shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company (including an Employer) or between two Related Companies (including Employers); and further provided that a Participant's employment shall not be considered terminated while the Participant is on a leave of absence from an Employer or a Related Company approved by the Participant's employer.

(f) Disability. A Participant shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

(g) Dollars. As used in the Plan, the term "dollars" or numbers preceded by the symbol "$" shall mean amounts in United
     States Dollars.

(h) Effective Date. The "Effective Date" shall be the date on which the Plan is adopted by the Board.

(i) Employer. The Company and each Related Company which, with the consent of the Company, adopts the Plan for the benefit of its eligible employees are referred to collectively as the "Employers" and individually as an "Employer".

(j) Fair Market Value. The "Fair Market Value" of a share of Stock of the Company as of any date shall be the closing market composite price for such Stock as reported for the New York Stock Exchange - Composite Transactions on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

(k)  Option.  The term "Option" shall mean any Incentive Stock
     Option or Non-Qualified Stock Option granted under the Plan.

(l)  Qualified Retirement Plan.  The term "Qualified Retirement
     Plan" means any plan of the Company or a Related Company that is intended to be qualified under section 401(a) of the Code.

(m) Related Companies. The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section
     424(f)) with respect to the Company.

(n) Retirement. "Retirement" of a Participant shall mean the occurrence of a Participant's Date of Termination with the consent of the Participant's employer after the Participant is eligible for early retirement or normal retirement under the ACE Limited Employee Retirement Plan (or any other retirement plan maintained by the Company or the Related Companies); provided, however, that the Committee may impose such additional conditions or restrictions on Retirement as it determines to be appropriate.

(o)  SEC.  "SEC" shall mean the Securities and Exchange
     Commission.

(p) Stock. The term "Stock" shall mean shares of common stock of the Company.